Exhibit 1(b)


                        STATE DEPARTMENT OF ASSESSMENTS
                                 AND TAXATION

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                         ARTICLES SUPPLEMENTARY TO THE

                         ARTICLES OF INCORPORATION OF

              MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.

      MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation at a meeting duly convened and held on November 12, 1990 adopted a resolution in accordance with
Section 2-105(c) of the General Corporation Law of Maryland, to increase the total number of shares of capital stock of the Corporation. The capital stock shall be classified into two classes, consisting of ONE BILLION (1,000,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Million Dollars ($100,000,000) and ONE BILLION (1,000,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of one Hundred Million Dollars ($100,000,000).

      SECOND: The total number of shares of all classes of capital stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

      Two Hundred Million (200,000,000) shares of capital stock of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000), classified into two classes consisting of ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000) and ONE HUNDRED MILLION (100,000,000) shares of Class B common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

      THIRD: The total number of shares of all classes of capital stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

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      The total number of shares of capital stock which the Corporation shall have the authority to issue shall consist of TWO BILLION (2,000,000,000) shares of the par value of Ten Cents ($0.10) per share divided into ONE BILLION (1,000,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of One Hundred Million Dollars ($100,000,000) and ONE BILLION (1,000,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of one Hundred Million Dollars ($100,000,000).

      FOURTH: The aforesaid action by the Board of Directors was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on November 14, 1990.

                                          MERRILL LYNCH SHORT-TERM
                                          GLOBAL INCOME FUND, INC.


                                          By:   /s/ Arthur Zeikel
                                                ------------------------
                                                Arthur Zeikel
                                                President

Attest:


/s/ Mark B. Goldfus
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Mark B. Goldfus
Secretary


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      The undersigned, President of MERRILL LYNCH SHORT-TERM GLOBAL INCOME
FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          /s/ Arthur Zeikel
                                          ------------------------------
                                                Arthur Zeikel
                                                President





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